Exhibit 10.1

FORM OF INDEMNITY AGREEMENT

THIS AGREEMENT is made the ____ day of __________, 20__

BETWEEN:

SENSTAR TECHNOLOGIES CORPORATION, an organization governed by the Business Corporations Act (Ontario)

(the “Corporation”)

- and -

[NAME], an individual principally resident in the City of [City], [Province/State]

(the “Indemnified Party”)

RECITALS:

A.
The Indemnified Party is or was duly elected or appointed as a director or officer of the Corporation or, at the Corporation’s request, is or was duly elected or appointed as a director, officer or trustee of, or acts or acted in a similar capacity with respect to, an Other Entity (as defined herein).

B.
The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting or having acted as a director or officer of the Corporation or Other Entity or as a result of acting or having acted in a similar capacity with respect to an Other Entity.

C.
The Indemnified Party has agreed to serve or to continue to serve as a director or officer of the Corporation or Other Entity or in a similar capacity with respect to an Other Entity subject to the Corporation providing the Indemnified Party with an indemnity against certain liabilities and, in order to induce the Indemnified Party to serve or continue to so serve, the Corporation has agreed to enter into this Agreement.

THEREFORE, the Parties agree as follows:

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Act” means the Business Corporations Act (Ontario), including the regulations made thereunder, and any statute or regulations that may be substituted, all as amended from time to time;

(b)	“Agreement” means this Indemnity Agreement, as amended or restated from time to time;

(c)	“Article”, “Section” or “Paragraph” mean the specified Article, Section or Paragraph of this Agreement, respectively, and the terms “hereof”, “herein” and “hereunder” mean and refer to this Agreement;

(d)
“Claim” means any civil, criminal, quasi-criminal or administrative or regulatory, action, suit or other proceeding, including any investigative proceeding, discovery, trial, appeal, hearing or alternate dispute resolution proceeding of any nature or kind, whether current, threatened, pending or completed, to which the Indemnified Party is involved by reason of being or having been a director or officer of the Corporation or Other Entity or acting or having acted in a similar capacity with respect to an Other Entity, including as a trustee, and specifically includes any such action, suit or other proceeding brought by or on behalf of the Corporation or any Other Entity;

(e)
“Constating Documents” means, collectively, the Articles and By-laws of the Corporation, as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and applicable law;

(f)
“Losses” means all liabilities, damages, losses, debts, costs, fines and charges, and all reasonable expenses and fees (including any reasonable legal or other professional or advisory fees or disbursements) suffered, sustained, incurred or payable or paid in respect of any Claim, including all amounts payable or paid to investigate, respond to, defend, settle and/or dispose of any Claim or to satisfy any judgments, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may suffer, sustain, incur or be required to pay in connection with the investigation, defence, settlement or appeal of or preparation for or appearance as a witness or other participant in respect of any Claim or in connection with any action to establish a right to indemnification under this Agreement or otherwise and includes the premium, security for, and other costs relating to any costs bond or other appeal bond or equivalent;

(g)	“Notice” has the meaning given in Section 5.4;

(h)
“Other Entity” means a body corporate, a trust, a partnership, a fund, an unincorporated association or organization in respect of which the Indemnified Party was specifically requested by the Corporation to serve as a duly appointed director, or officer, or in a similar capacity (which similar capacity includes, without limitation, serving as a member of an advisory board or committee);

(i)	“Parties” means the Corporation and the Indemnified Party, collectively, and “Party” means either of the Parties;

(j)	“Policy” means the policy of directors’ and officers’ insurance entered into by the Corporation from time to time;

(k)	“Run-Off Coverage” has the meaning given in Section 3.1; and

(l)	“Taxes” means any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof.

1.2	Certain Rules of Interpretation

(a)
Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. The Parties hereby irrevocably submit and attorn to the non-exclusive jurisdiction of any Ontario courts sitting in Toronto, Ontario, Canada in any action, application, reference or other proceeding arising out of or relating to this Agreement and agrees that all claims in respect of any such action, application, reference or other proceeding shall be heard and determined in such Ontario courts.  Each of the Parties hereby waives any objections they may have to the venue of any action, application, reference or other proceeding arising out of or relating to this Agreement being in such Ontario courts sitting in Toronto, Ontario, Canada, including any claim that any such venue is in an inconvenient forum.

(b)	Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(c)	Headings – Headings of Articles, Sections and Paragraphs are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(e)
Severability – If, in any jurisdiction, any provision of this Agreement or its application to either Party or any circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

(f)
Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, oral or written, subject to Section 2.7 hereof. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement, subject to Section 2.7 hereof.

ARTICLE 2

INDEMNIFICATION AND
OBLIGATIONS OF INDEMNIFIED PARTY

2.1	Indemnification

(a)
General Indemnity – Except as otherwise provided herein and without derogating in any way from the indemnification provisions in favour of the Indemnified Party in the Constating Documents and the Act, the Corporation shall indemnify and hold the Indemnified Party harmless, to the fullest extent permitted by law, from and against any and all Losses which the Indemnified Party may suffer, sustain, incur or be required to pay in respect of any Claim, provided that:

(i)	the Indemnified Party was acting honestly and in good faith with a view to the best interests of (A) the Corporation or (B) the Other Entity, as the case may be; and

(ii)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

(b)
Indemnity as of Right – Notwithstanding anything in this Agreement, the Indemnified Party is entitled to an indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with the defence of any Claim, if the Indemnified Party:

(i)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the Indemnified Party ought to have done; and

(ii)	fulfils the conditions set out in Paragraphs 2.1(a)(i) and 2.1(a)(ii) above.

(c)
Derivative Claims – In respect of any action by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation or Other Entity as a director, officer or trustee thereof or in a similar capacity, the Corporation shall make application, at its own expense, for the approval of a court of competent jurisdiction to advance monies to the Indemnified Party for costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action and to indemnify and save harmless the Indemnified Party for such costs, charges and expenses of such action provided the Indemnified Party fulfils the conditions set out in Paragraphs 2.1(a)(i) and 2.1(a)(ii) above and provided that such advance or indemnification is not prohibited under any applicable statute and provided the Indemnified Party shall repay such funds advanced if the Indemnified Party ultimately does not fulfil the conditions set out in Paragraphs 2.1(a)(i) and 2.1(a)(ii) above.

(d)
Taxes – For greater certainty, the indemnification pursuant to this Section 2.1 shall include any Taxes to which the Indemnified Party may be subject, suffer, incur or be required to pay as a result of, in respect of, arising out of or referable to any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement provided, however, that any amount required to be paid with respect to such Taxes shall be payable by the Corporation only upon the Indemnified Party remitting or being required to remit any amount payable on account of such Taxes.

(e)
Specific Indemnity for Statutory Obligations – Without limiting the generality of Paragraphs 2.1(a) to 2.1(e), and without derogating therefrom, the Corporation agrees, to the fullest extent permitted by law and subject to the terms of this Paragraph 2.1(e), to indemnify and save the Indemnified Party harmless from and against any and all Losses arising by operation of statute and incurred by or imposed on the Indemnified Party in relation to the affairs of the Corporation or Other Entity in the Indemnified Party’s capacity as a director or officer or trustee thereof or in a similar capacity with respect to an Other Entity, including all statutory obligations to creditors, employees, suppliers, contractors, subcontractors and any government or agency or division of any government, whether federal, provincial, state, regional or municipal, provided that the indemnity provided for in this Paragraph 2.1(e) will only be available if the Indemnified Party fulfils the condition set out in Paragraph 2.1(a)(i) and, if applicable, the condition set out in Paragraph 2.1(a)(ii).

(f)
Partial Indemnification – If the Indemnified Party is determined by a court of competent jurisdiction to be entitled to indemnification by the Corporation under any provision of this Agreement for a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation shall indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by such court of competent jurisdiction to be so entitled (but only such portion).

(g)	Limitations on Indemnification – Notwithstanding any other provision herein to the contrary, the Corporation will not be obligated under this Agreement to indemnify the Indemnified Party:

(i)	in respect of liability that the Indemnified Party may not be relieved from at law, unless a court of competent jurisdiction has made an order authorizing the indemnification,

(ii)
with respect to any Claim initiated or brought voluntarily by the Indemnified Party or in which he or she is joined as a plaintiff without the written agreement of the Corporation, except for any Claim brought to establish or enforce a right to indemnification under this Agreement or any statute, regulation, rule or law,

(iii)
with respect to any Claim arising from the purchase and sale by the Indemnified Party of securities in violation of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or any similar applicable law of any jurisdiction, if the Indemnified Party is held liable after a final adjudication to which all rights of appeal have either lapsed or been exhausted,

(iv)
for any costs, charges and expenses which have been paid to, or on behalf of, the Indemnified Party under any applicable policy of insurance or any other arrangements maintained or made available by the Corporation or any Other Entity for the benefit of its respective Indemnified Parties or officers, or

(v)
with respect to claims by the Corporation or an Other Entity for the forfeiture, recovery or recoupment of compensation received by the Indemnified Party from such entity pursuant to (i) applicable laws, including applicable securities laws, or applicable stock exchange requirements or (ii) any applicable clawback or recoupment policy or arrangement of the Corporation or an Other Entity with respect to compensation earned by the Indemnified Party in his or her capacity as an director, officer, trustee or employee of the Corporation or an Other Entity subsequent to the implementation of such policy or arrangement.

(h)
Limitation regarding Other Entities – Notwithstanding any other provision of this Agreement, the indemnification provided by the Corporation hereunder with respect to an Indemnified Party in his or her capacity as a director, officer or trustee of, or in a similar capacity with respect to an Other Entity shall not apply in respect of acts or omissions of the Indemnified Party occurring after the later of:

(i)	the latest date on which such Indemnified Party ceased to be any of a director, officer, trustee or employee of the Corporation or an Other Entity; or

(ii)
notwithstanding Section 5.1, the date on which such service by such Indemnified Party ceased to be at the specific request of the Corporation provided that the Corporation provided Notice of such cessation to the Indemnified Party.

(i)
Advance of Funds – The Corporation shall advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party, for all Losses suffered, sustained, incurred or payable or paid by the Indemnified Party in respect of any Claim, together with any loss of income directly suffered, by the Indemnified Party in connection with investigating, responding to, defending or appealing any Claim and also for preparing for, providing evidence or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in connection with any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement hereunder, and such amounts shall be treated as a non‑interest bearing loan or advance to the Indemnified Party, subject to the provisions of this Paragraph 2.1(j), unless it is determined by a court of competent jurisdiction from which no appeal is possible or, if an appeal is possible, any applicable appeal period has expired without an appeal being taken, that the Indemnified Party is not entitled to indemnification for such amount. The Corporation shall, at the request of the Indemnified Party, advance amounts to the Indemnified Party no later than 15 days after the date on which the Corporation receives the following:

(i)	a request for an advance which, unless previously provided in writing, contains details regarding the circumstances giving rise to the request;

(ii)
a written undertaking by or on behalf of the Indemnified Party to repay such amount(s) if it is ultimately determined by a court of competent jurisdiction from which no appeal is possible or, if an appeal is possible, any applicable appeal period has expired without an appeal being taken, that the Indemnified Party is not entitled to be indemnified to any extent in respect of that Claim under this Agreement; and

(iii)	satisfactory evidence as to the amount of such costs, charges, expenses and fees.

Notwithstanding the foregoing, such loans and/or advances shall not be made if it is determined by a majority vote of a quorum of disinterested directors that the Indemnified Party acted in bad faith, deliberately breached the Indemnified Party’s duty to the Corporation or the liabilities, damages, losses, debts, costs, fines and charges, expenses and fees as are occasioned by the Indemnified Party’s own willful neglect or default and, as a result, it is more likely than not that the Indemnified Party will not be entitled to indemnification under the terms of this Agreement and such determination by the disinterested directors is supported by the written opinion of independent legal counsel acceptable to the Indemnified Party or Indemnified Parties, such acceptance not to be unreasonably delayed or withheld and to be withheld solely on the basis of the lack of independence or competency of such independent legal counsel.  If a quorum of disinterested directors cannot be attained, the determination shall be made by such independent legal counsel. Any determination by the disinterested directors or independent legal counsel, as the case may be, shall not create a presumption that the Indemnified Party has not met the applicable standard of conduct for the purposes of a final determination of the issue by a court.

(j)
Court Approval - In the event that it is ultimately determined by a court of competent jurisdiction from which no appeal is possible or, if an appeal is possible, any applicable appeal period has expired without an appeal being taken, that the Indemnified Party:

(i)
should have been indemnified in respect of an amount for which a loan or advance was not made, the Corporation shall promptly reimburse the Indemnified Party for such amount, together with any other Losses incurred by the Indemnified Party as a result of the failure by the Corporation to make such loan or advance when requested;

(ii)
is not entitled to be indemnified in respect of any amount for which a loan or advance was made, or that the Indemnified Party was not entitled to be fully so indemnified, such loan or advance, or the appropriate portion thereof, shall, on Notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination, be repayable on demand and shall bear interest from the date of such Notice at the prime rate announced from time to time by the Corporation’s principal banker; or

(iii)
was entitled to be indemnified in respect of any amount for which a loan or advance was made, only that part of the loan or advance that exceeds the actual Losses, including any amount paid in settlement or to satisfy a judgment, reasonably incurred by the Indemnified Party shall be repaid to the Corporation (without any interest thereon).

2.2	Notice of Proceedings

The Indemnified Party shall give Notice to the Corporation as soon as practicable (but in any event, within the time required in order to make a claim under the Policy), on being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or Other Entity or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party Notice as soon as practicable (but in any event, within the time required in order to make a claim under the Policy), on being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Indemnified Party.  Any such Notice shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim.  Failure by either Party to so notify the other of any Claim shall not relieve the Corporation from liability under this Agreement except to the extent that the failure materially prejudices the Indemnified Party or the Corporation, as the case may be.

2.3	Defence of Claim

Promptly after receiving Notice from the Indemnified Party of any Claim or threatened Claim (other than a Claim by or on behalf of the Corporation or Other Entity against the Indemnified Party), the Corporation may, provided it does so in a timely manner, by Notice to the Indemnified Party, assume the conduct of the defence thereof and retain counsel on behalf of the Indemnified Party (who must be satisfactory to the Indemnified Party, acting reasonably) to represent the Indemnified Party in respect of the Claim.  On delivery of such Notice by the Corporation, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of any other counsel retained by the Indemnified Party that the Indemnified Party may subsequently incur with respect to the same matter subject to the operation of Section 2.4.  In the event the Corporation assumes the conduct of the defence on behalf of the Indemnified Party, in accordance with the foregoing, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, signing affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.4	Separate Counsel

In connection with any Claim in respect of which the Indemnified Party may be entitled to be indemnified hereunder, the Indemnified Party will have the right to employ separate counsel of their choosing and to participate in the defence thereof but the fees and disbursements of such counsel will be at the expense of the Indemnified Party unless:

(a)
the Indemnified Party reasonably determines that there are legal defences available to the Indemnified Party that are different from or in addition to those available to the Corporation or any Other Entity, as the case may be, or that a conflict of interest exists which makes representation by counsel chosen by the Corporation not advisable;

(b)
the Corporation has not assumed the defence of the Claim and employed counsel therefor reasonably satisfactory to the Indemnified Party within a reasonable period of time after receiving Notice thereof; or

(c)	employment of such other counsel has been authorized in writing by the Corporation;

in which event the reasonable fees and disbursements of such counsel will be paid by the Corporation, subject to the terms hereof.

2.5	Settlement of Claim

No admission of liability and no settlement of any Claim by the Corporation in a manner adverse to the Indemnified Party will be made without the consent of the Indemnified Party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Corporation shall be entitled to settle any Claim that does not involve an admission of liability by the Indemnified Party if: (i) the settlement does not involve any obligation or liability of the Indemnified Party other than the payment of a monetary amount, (ii) the Indemnified Party are indemnified in full against payment of such monetary amount together with all related costs, charges and expenses, whether or not such costs, charges and expenses would otherwise be payable hereunder, and (iii) the Indemnified Party receive a full and complete release in respect of the Claim. No admission of liability which the Indemnified Party is prepared to make of his or her own volition shall be made by the Indemnified Party without the consent of the Corporation and the Corporation shall not be liable for any settlement of any Claim made without its written consent.

2.6	Determination of Right to Indemnification

If the payment of an indemnity or the advancement of funds under this Agreement should require the approval of a court for any reason, either the Corporation or the Indemnified Party may apply to a court of competent jurisdiction for an order approving such indemnity or the advancement of such funds by the Corporation pursuant to this Agreement.

2.7	Indemnified Party’s Other Rights and Remedies Unaffected

Notwithstanding other provisions of this Agreement, the indemnifications and payments provided in this Agreement, and other provisions of this Agreement, shall not derogate from or exclude any other rights and remedies to which the Indemnified Party may be entitled at law, under any provision of the Constating Documents or the constating documents of any Other Entity, under applicable law or under any applicable policy of insurance, guarantee or third-party indemnity, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or Other Entity or in a similar capacity with respect to an Other Entity, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

2.8	No Presumption as to Absence of Good Faith

Unless a court of competent jurisdiction otherwise has held or decided that the Indemnified Party is not entitled to be fully or partially indemnified hereunder, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity hereunder.

2.9	Limitation of Actions and Release of Claims

Except as set forth in Paragraphs 2.1(j)(ii) and 2.1(j)(iii), no Claim shall be brought and no course of action shall be asserted by or on behalf of the Corporation or any Other Entity against the Indemnified Party, the Indemnified Party’s estate, heirs, executors, administrators or legal representatives after the expiration of two years from the date the Indemnified Party ceases (for any reason) to be a director, officer or trustee of the Corporation or an Other Entity or in the case of an Other Entity, to serve in a similar capacity, and the Corporation agrees that any Claim of the Corporation or an Other Entity shall be extinguished absolutely and in all respects following the expiry of such period, and the Indemnified Party, the Indemnified Party’s estate, executors, administrators, legal representatives and lawful heirs shall be deemed released therefrom absolutely.

ARTICLE 3
INSURANCE

3.1	Insurance

(a)
Liability Insurance; Other Indemnities.  Neither the purchase and maintenance of an insurance policy or policies providing directors’ and officers’ liability insurance nor the availability of indemnification from other persons or entities, shall in any way limit or affect the rights and remedies of the Indemnified Party, or the obligations of the Corporation, pursuant to this Agreement, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Corporation and/or the Indemnified Party under any such insurance policy or other indemnification.

(b)
Run-Off Coverage – In the event that the Policy is discontinued for any reason, the Corporation shall purchase, maintain and administer, or cause to be purchased, maintained and administered for a period of six years after such discontinuance, insurance for the benefit of the Indemnified Party (the “Run-Off Coverage”), on such terms as the Corporation then maintains in existence for its directors and officers, if applicable, to the extent permitted by law and provided such Run-Off Coverage is available on commercially acceptable terms and premiums (as determined by the board of directors in its sole judgement). The Run-Off Coverage shall provide coverage only in respect of events occurring prior to the discontinuance of the Policy.

(c)
Exclusion of Indemnity – Notwithstanding any other provision of this Agreement to the contrary, the Corporation shall not be obligated to indemnify the Indemnified Party under this Agreement for any Losses which have been paid to, by or on behalf of, the Indemnified Party:

(i)	under the Policy or any other applicable policy of insurance maintained by the Corporation; or

(ii)
in respect of an Other Entity, any applicable policy of insurance or other arrangements maintained or made available by the Other Entity for the benefit of its respective directors or officers or persons acting in a similar capacity, including as trustee and, for greater certainty, the indemnity provided under this Agreement will only apply with respect to any Losses the Indemnified Party may suffer or incur which would not otherwise be paid or satisfied under such insurance or other arrangements maintained or made available by such Other Entity.

(d)
Deductible under Directors and Officers Insurance – For greater certainty, if for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Indemnified Party is subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by the Corporation for the benefit of the Indemnified Party and the Indemnified Party’s heirs and legal representatives, the Corporation shall pay the deductible for and on behalf of the Indemnified Party.

ARTICLE 4
MISCELLANEOUS MATTERS

4.1	Contribution

To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnified Party for any reason whatsoever, the Corporation, in lieu of indemnifying the Indemnified Party, shall contribute to the amount incurred by the Indemnified Party for all Losses in connection with any Claim, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) any relative benefits received by the Corporation and the Indemnified Party as a result of the event(s) and/or transaction(s) giving cause to such Claim; and/or (ii) the relative fault of the Corporation (and its Indemnified Parties and officers, employees and agents) and the Indemnified Party in connection with such event(s) and/or transaction(s).

4.2	Parties to Cooperate

Each of the Parties shall, from time to time, provide such information to and cooperate with the other Party, as the other Party may reasonably request, in respect of all matters governed by this Agreement.

4.3	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation or Other Entity or commenced to act in a similar capacity with respect to an Other Entity notwithstanding its actual date of execution.

4.4	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

4.5	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant hereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

ARTICLE 5
GENERAL

5.1	Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation or Other Entity or in a similar capacity with respect to an Other Entity.

5.2	Assignment and Enurement

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party.  This Agreement shall enure to the benefit of and be binding on the Parties and the heirs, executors, administrators and other legal representatives of the Indemnified Party and the successors and assigns of the Corporation.

5.3	Amendments and Waivers

No supplement, modification, amendment or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by either Party, shall be binding unless executed in writing by the Party to be bound thereby.

5.4	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile:

(a)	in the case of a Notice to the Indemnified Party at:

[Address]

Attention:  ●
E-mail:      ●

(b)	in the case of a Notice to the Corporation at:

119 John Cavanaugh Drive
Ottawa, ON
K0A 1L0

Attention:  ●
E-mail:      ●

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time in the place of delivery or receipt.  If, however, the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day, the Notice shall be deemed to have been given and received on the next business day.

Either Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

5.5	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement or to evidence any loan or advance made pursuant to Paragraph 2.1(g).

5.6	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice prior to entering into this Agreement, that he or she has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

5.7	Retroactive Effect

The rights in favour of the Indemnified Party provided for in this Agreement are intended to be retroactive and shall be available with respect to any acts, omissions, events or circumstances occurring prior to the date this Agreement is executed by the Parties.

5.8	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together shall constitute one and the same agreement.

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

SENSTAR TECHNOLOGIES CORPORATION
By:
Name:
Title:

Witness	Signature of Indemnified Party